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                                                                   Exhibit 99.2
                         Notice of Guaranteed Delivery
                                 for Tender of
                       9.50% Series A Capital Securities
               (Liquidation Amount $1,000 per Capital Security)

                                      OF

                      FIRST COMMONWEALTH CAPITAL TRUST I
      Fully and Unconditionally Guaranteed as Described in the Prospectus

   This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on or prior to the expiration date (as identified in the Prospectus referred to below),
(ii) certificates for the Trust's (as defined below) 9.50% Series A Capital Securities (the "Original Capital Securities") are not immediately available, or (iii) the Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Chase Manhattan Bank (the "Exchange Agent") on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the Prospectus.

    The Exchange Agent for the Exchange Offer is: The Chase Manhattan Bank

   By Registered or Certified Mail                       By Hand
        or Overnight Delivery


                                               ---------------------------
   ---------------------------


                                                The Chase Manhattan Bank
      The Chase Manhattan Bank              Corporate Trust Securities Window
     Money Management Operations                     55 Water Street
           55 Water Street                              Room 234
              Room 234                               North Building
           North Building                          New York, NY 10041
         New York, NY 10041                       Attn: Carlos Esteves
        Attn: Carlos Esteves

                 Confirm by telephone or for information call:
                                (212) 638-0828
             Facsimile Transmission (Eligible Institutions Only):
                       (212) 638-7380 or (212) 638-7381

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

   The undersigned hereby tenders to First Commonwealth Capital Trust I, a trust created under the laws of Delaware (the "Trust"), upon the terms and
subject to the conditions set forth in the Prospectus dated       , 1999 (as
the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Capital Securities."




  Aggregate Liquidation Amount Tendered of Original Capital Securities:
                                                Name(s) of Registered
                                                Holder(s)


   ($)
  -----------------------------                 ----------------------------
                                                        (Please print)


  Certificate No(s) of Original Capital Securities. (if available):
                                                Address(es)


  -----------------------------
                                                ----------------------------

                                                ----------------------------
                                                Area Code and Telephone
                                                Number(s):

                                                ----------------------------

                                                Capacity: ___________________

                                                ----------------------------
                                                Signature(s) or Authorized
                                                Signatory:

   If Original Capital Securities will be tendered by book-entry transfer, provide the following information:

  Date:

  As the Exchange Capital Securities will only be delivered by book-entry transfer, please fill in the information requested below:

  DTC Account No: ____________


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

 The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank;
 (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Capital Securities to the Exchange Agent's account at The Depository Trust Company (the "Depositary"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

 The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                          ------------------------------------
 Name of Firm: ______________________            (Authorized Signature)



                                          Name: ______________________________
 Address: ___________________________                  (Please type or print)


 ------------------------------------     Title: _____________________________


 (Zip Code): ________________________


                                          Date: _______________________ , 1999
 Area Code and Telephone Number: ____

 NOTE: DO NOT SEND ORIGINAL CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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